Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 Nos. 333-221838, 333-189565, 333-175390, 333-165530, 333-250276, and 333-256993) of AVEO Pharmaceuticals, Inc., and

a.Registration Statement (Form S-3 No. 333-212051 and No. 333-249982) of AVEO Pharmaceuticals, Inc.;

of our reports dated March 14, 2022, with respect to the consolidated financial statements of AVEO Pharmaceuticals, Inc and the effectiveness of internal control over financial reporting of Aveo Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 14, 2022